Exhibit 99.1

NEWS RELEASE

Contacts:

Erika Winkels	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-526-8478	+1-763-505-4626

FOR IMMEDIATE RELEASE

Medtronic reports first quarter
fiscal 2025 financial results

Product innovation driving growth across diversified health tech portfolio, including Automated Insulin Delivery, Transcatheter Aortic Valve Replacement, Pulsed Field Cardiac Ablation, Pain Stimulation, and Deep Brain Stimulation

GALWAY, Ireland – Aug. 20, 2024 – Medtronic plc (NYSE: MDT) today announced financial results for its first quarter (Q1) of fiscal year 2025 (FY25), which ended July 26, 2024.

Key Highlights
•Revenue of $7.9 billion, adjusted revenue of $8.0 billion, increased 2.8% as reported and 5.3% organic
•GAAP diluted earnings per share (EPS) of $0.80; non-GAAP diluted EPS of $1.23
•Company increases FY25 organic revenue growth and EPS guidance

•Multiple franchises delivering, with growth acceleration in Cardiac Ablation Solutions and Neuromodulation and continued strength in Spine, Structural Heart, and Diabetes

Financial Results
Medtronic reported Q1 worldwide revenue of $7.915 billion and adjusted revenue of $8.004 billion, an increase of 2.8% as reported and 5.3% on an organic basis. Organic revenue growth comparison excludes:
•Other revenue of -$52 million in the current year and $50 million in the prior year; and
•Foreign currency translation of -$90 million on the remaining segments.

As reported, Q1 GAAP net income and diluted earnings per share (EPS) were $1.042 billion and $0.80, respectively, representing increases of 32% and 36%, respectively. As detailed in the financial schedules included at the end of this release, Q1 non-GAAP net income and non-GAAP diluted EPS were $1.592 billion and $1.23, respectively, representing flat results and an increase of 3%, respectively. Included in Q1 non-GAAP diluted EPS was a -6 cent impact from foreign currency translation. Non-GAAP diluted EPS grew 8% on a constant currency basis.

“We executed, exceeded our commitments, and delivered another good quarter. Our underlying markets are healthy, we’re driving operating rigor, and new product innovation is fueling diversified growth across key health tech markets,” said Geoff Martha, Medtronic chairman and chief executive officer. “As we deliver innovation and execute on our transformation, we expect this to translate into strong returns for our shareholders.”

Cardiovascular Portfolio
The Cardiovascular Portfolio includes the Cardiac Rhythm & Heart Failure (CRHF), Structural Heart & Aortic (SHA), and Coronary & Peripheral Vascular (CPV) divisions. Revenue of $3.007 billion increased 5.5% as reported and 6.9% organic, with high-

single digit increases in CRHF and SHA, and a mid-single digit increase in CPV, all on an organic basis.
•CRHF results included high-single digit growth in Cardiac Rhythm Management, driven by high-single digit growth in Defibrillation Solutions and low-double digit growth in Cardiac Pacing Therapies, including low-20s growth in Micra™ transcatheter pacing systems; Cardiac Ablation Solutions grew mid-single digits on strong growth of the PulseSelect™ pulsed field ablation (PFA) system
•SHA results driven by low-double digit Cardiac Surgery and high-single digit Structural Heart growth, excluding Congenital
•CPV delivered high-single digit Coronary growth with strength in guide catheters and balloons; Peripheral Vascular Health grew low-single digits, with high-single digit growth in drug-coated balloons and low-single digit growth in endoVenous products
•Evolut™ FX+ TAVR system limited U.S. commercial release initiated during the quarter; full market release now underway

Neuroscience Portfolio
The Neuroscience Portfolio includes the Cranial & Spinal Technologies (CST), Specialty Therapies, and Neuromodulation divisions. Revenue of $2.317 billion increased 4.4% as reported and 5.3% organic, with a low-double digits increase in Neuromodulation, a mid-single digit increase in CST, and a low-single digit increase in Specialty Therapies, all on an organic basis.
•CST performance driven by continued adoption of the AiBLE™ ecosystem of spine implants and enabling technology, with high-single digit growth in both Core Spine and Biologics
•Specialty Therapies results driven by mid-single digit growth in Neurovascular with continued strength in hemorrhagic stroke products; Pelvic Health increased low-single digits on continued adoption of the InterStim X™ system; ENT grew low-single digits on strength in capital and localized drug delivery sinus implants
•Neuromodulation drove above market performance, with mid-teens growth in Brain Modulation on the continued launch of the Percept™ RC deep brain stimulator (DBS) with BrainSense™ technology; Pain Therapies grew high-single digits, including low-double digit growth in Pain Stim on the U.S. launch of the Inceptiv™ spinal cord stimulator

Medical Surgical Portfolio
The Medical Surgical Portfolio includes the Surgical & Endoscopy (SE) and the Acute Care & Monitoring (ACM) divisions. Revenue of $1.996 billion decreased 0.4% as reported and increased 1.0% organic, with a low-single digit increase in SE and flat result in ACM, both on an organic basis.
•SE results included low-single digit growth in both Advanced Surgical Technologies and General Surgical Technologies, and low-single digit growth in Endoscopy, driven by strength in Endoflip™ and GI Genius™ sales
•ACM performance included low-single digit growth in Blood Oxygen Management

Diabetes
Revenue of $647 million increased 11.8% as reported and 12.6% organic.
•U.S. revenue grew mid-teens on the continued adoption of the MiniMed™ 780G automated insulin delivery (AID) system, including low-thirties CGM growth driven by very high CGM attachment, high-single digit pump growth, and a return to growth in consumables
•International revenue grew low-double digits on increasing CGM attachment rates and the continued roll-out of Simplera Sync™
•Received FDA approval of Simplera™ CGM and announced global partnership with Abbott to complement future Medtronic integrated CGM offerings

Guidance
The company today raised its FY25 revenue growth and EPS guidance.

The company raised its FY25 organic revenue growth guidance to 4.5% to 5% versus the prior range of 4% to 5%. The organic revenue growth guidance excludes the impact of foreign currency and revenue reported as Other. Including Other revenue and the impact of foreign currency exchange, if recent foreign currency exchange rates hold, FY25 revenue growth on an adjusted basis would be in the range of 3.4% to 4.3%.

The company raised its FY25 diluted non-GAAP EPS guidance to the new range of $5.42 to $5.50 versus the prior $5.40 to $5.50. This includes an estimated -5% impact from foreign currency exchange based on recent rates, unchanged from the prior guidance. The company’s guidance represents FY25 diluted non-GAAP EPS growth in the range of 4 to 6%.

“Overall revenue outperformance flowed through to the bottom line, with adjusted EPS ahead of expectations,” said Gary Corona, Medtronic interim chief financial officer. “We're raising our guidance today as we expect to sustain growth from new product introductions, continue to make the investments to support those launches, and deliver on our commitment to restore earnings power.”

Video Webcast Information
Medtronic will host a video webcast today, August 20, at 8:00 a.m. EDT (7:00 a.m. CDT) to provide information about its businesses for the public, investors, analysts, and news media. This webcast can be accessed by clicking on the Events icon at investorrelations.medtronic.com, and this earnings release will be archived at news.medtronic.com. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Events icon at investorrelations.medtronic.com.

Medtronic plans to report its FY25 second, third, and fourth quarter results on November 19, 2024, February 18, 2025, and Wednesday, May 21, 2025, respectively. Confirmation and additional details will be provided closer to the specific event.

Financial Schedules and Earnings Presentation
The first quarter financial schedules and non-GAAP reconciliations can be viewed by clicking on the Investor Events link at investorrelations.medtronic.com.

About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Galway, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across more than 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic (NYSE:MDT), visit www.Medtronic.com and follow on LinkedIn.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, geopolitical conflicts, general economic conditions, and other risks and uncertainties described in the company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,”
“could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted EPS, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly or annual figures increasing, decreasing or remaining flat are in comparison to fiscal year 2024.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, as well as significant acquisitions or divestitures. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	FIRST QUARTER
	REPORTED				ORGANIC
(in millions)	FY25	FY24	Growth	Currency Impact(3)	Adjusted FY25(4)	Adjusted FY24(4)	Growth
Cardiovascular	$3,007	$2,850	5.5%	$(39)	$3,046	$2,850	6.9%
Cardiac Rhythm & Heart Failure	1,535	1,446	6.2	(19)	1,555	1,446	7.5
Structural Heart & Aortic	856	814	5.1	(12)	868	814	6.6
Coronary & Peripheral Vascular	616	589	4.5	(8)	624	589	5.8
Neuroscience	2,317	2,219	4.4	(18)	2,336	2,219	5.3
Cranial & Spinal Technologies	1,147	1,103	4.0	(9)	1,156	1,103	4.8
Specialty Therapies	713	695	2.5	(7)	719	695	3.4
Neuromodulation	457	420	8.9	(3)	460	420	9.6
Medical Surgical	1,996	2,005	(0.4)	(29)	2,024	2,005	1.0
Surgical & Endoscopy	1,544	1,546	(0.1)	(22)	1,566	1,546	1.3
Acute Care & Monitoring	452	459	(1.5)	(6)	458	459	(0.1)
Diabetes	647	578	11.8	(4)	651	578	12.6
Total Reportable Segments	7,967	7,652	4.1	(90)	8,057	7,652	5.3
Other(2)	(52)	50	(203.7)	(2)	—	—	—
TOTAL	$7,915	$7,702	2.8%	$(93)	$8,057	$7,652	5.3%

(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)Includes historical operations and ongoing transition agreements from businesses the Company has exited or divested, and specifically for the first quarter of fiscal year 2025, incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.
(3)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4)The three months ended July 26, 2024 excludes $142 million of revenue adjustments related to $90 million of incremental Italian payback accruals further described in note (2), $38 million of inorganic revenue related to the transition activity noted in (2), and $90 million of unfavorable currency impact on the remaining segments. The three months ended July 28, 2023 excludes $50 million of inorganic revenue related to the transition activity noted in (2).

MEDTRONIC PLC
U.S.(1)(2) REVENUE
(Unaudited)

	FIRST QUARTER
	REPORTED			ORGANIC
(in millions)	FY25	FY24	Growth	Adjusted FY25	Adjusted FY24	Growth
Cardiovascular	$1,403	$1,350	3.9%	$1,403	$1,350	3.9%
Cardiac Rhythm & Heart Failure	766	720	6.4	766	720	6.4
Structural Heart & Aortic	368	357	3.3	368	357	3.3
Coronary & Peripheral Vascular	268	273	(1.6)	268	273	(1.6)
Neuroscience	1,565	1,497	4.5	1,565	1,497	4.5
Cranial & Spinal Technologies	855	821	4.2	855	821	4.2
Specialty Therapies	398	392	1.5	398	392	1.5
Neuromodulation	312	284	9.8	312	284	9.8
Medical Surgical	881	867	1.6	881	867	1.6
Surgical & Endoscopy	630	619	1.6	630	619	1.6
Acute Care & Monitoring	251	248	1.4	251	248	1.4
Diabetes	215	188	14.3	215	188	14.3
Total Reportable Segments	4,064	3,903	4.1	4,064	3,903	4.1
Other(3)	18	22	(15.6)	—	—	—
TOTAL	$4,082	$3,924	4.0%	$4,064	$3,903	4.1%

(1)U.S. includes the United States and U.S. territories.
(2)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(3)Includes historical operations and ongoing transition agreements from businesses the Company has exited or divested.

MEDTRONIC PLC
INTERNATIONAL REVENUE(1)
(Unaudited)

	FIRST QUARTER
	REPORTED				ORGANIC
(in millions)	FY25	FY24	Growth	Currency Impact(3)	Adjusted FY25(4)	Adjusted FY24(4)	Growth
Cardiovascular	$1,604	$1,500	6.9%	$(39)	$1,643	$1,500	9.5%
Cardiac Rhythm & Heart Failure	769	726	5.9	(19)	789	726	8.6
Structural Heart & Aortic	487	457	6.5	(12)	499	457	9.2
Coronary & Peripheral Vascular	347	317	9.7	(8)	355	317	12.2
Neuroscience	752	721	4.3	(18)	770	721	6.8
Cranial & Spinal Technologies	292	282	3.4	(9)	301	282	6.6
Specialty Therapies	314	303	3.8	(7)	321	303	5.9
Neuromodulation	146	136	7.2	(3)	149	136	9.4
Medical Surgical	1,115	1,137	(2.0)	(29)	1,143	1,137	0.5
Surgical & Endoscopy	915	926	(1.3)	(22)	937	926	1.1
Acute Care & Monitoring	200	211	(5.0)	(6)	207	211	(2.0)
Diabetes	432	390	10.7	(4)	436	390	11.7
Total Reportable Segments	3,903	3,749	4.1	(90)	3,993	3,749	6.5
Other(2)	(70)	28	(347.5)	(2)	—	—	—
TOTAL	$3,832	$3,777	1.5%	$(93)	$3,993	$3,749	6.5%

(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)Includes historical operations and ongoing transition agreements from businesses the Company has exited or divested, and specifically for the first quarter of fiscal year 2025, incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.
(3)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4)The three months ended July 26, 2024 excludes $161 million of revenue adjustments related to $90 million of incremental Italian payback accruals further described in note (2), $19 million of inorganic revenue related to the transition activity noted in (2), and $90 million of unfavorable currency impact on the remaining segments. The three months ended July 28, 2023 excludes $28 million of inorganic revenue related to the transition activity noted in (2).

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended
(in millions, except per share data)	July 26, 2024	July 28, 2023
Net sales	$7,915	$7,702
Costs and expenses:
Cost of products sold, excluding amortization of intangible assets	2,761	2,628
Research and development expense	676	668
Selling, general, and administrative expense	2,655	2,613
Amortization of intangible assets	414	429
Restructuring charges, net	47	54
Certain litigation charges, net	81	40
Other operating expense, net	1	1
Operating profit	1,278	1,268
Other non-operating income, net	(157)	(76)
Interest expense, net	167	148
Income before income taxes	1,268	1,196
Income tax provision	220	400
Net income	1,049	797
Net income attributable to noncontrolling interests	(6)	(6)
Net income attributable to Medtronic	$1,042	$791
Basic earnings per share	$0.81	$0.59
Diluted earnings per share	$0.80	$0.59
Basic weighted average shares outstanding	1,293.3	1,330.5
Diluted weighted average shares outstanding	1,296.5	1,333.8
The data in the schedule above has been intentionally rounded to the nearest million.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended July 26, 2024
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$7,915	$2,761	65.1%	$1,278	16.1%	$1,268	$1,042	$0.80	17.4%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	414	5.1	414	340	0.26	18.1
Restructuring and associated costs(2)	—	(9)	0.1	62	0.8	62	51	0.04	19.4
Acquisition and divestiture-related items(3)	—	(10)	0.1	12	0.1	12	11	0.01	8.3
Certain litigation charges, net	—	—	—	81	1.0	81	68	0.05	16.0
(Gain)/loss on minority investments(4)	—	—	—	—	—	(17)	(17)	(0.01)	—
Medical device regulations(5)	—	(11)	0.1	14	0.2	14	11	0.01	21.4
Other(6)	90	—	0.6	90	1.1	90	70	0.05	22.2
Certain tax adjustments, net	—	—	—	—	—	—	17	0.01	—
Non-GAAP	$8,004	$2,730	65.9%	$1,953	24.4%	$1,925	$1,592	$1.23	17.0%
Currency impact	91	(31)	0.8	100	1.0			0.06
Currency Adjusted	$8,095	$2,699	66.7%	$2,053	25.4%			$1.29

	Three months ended July 28, 2023
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$7,702	$2,628	65.9%	$1,268	16.5%	$1,196	$791	$0.59	33.4%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	429	5.6	429	364	0.27	15.2
Restructuring and associated costs(2)	—	(16)	0.2	91	1.2	91	76	0.06	16.5
Acquisition and divestiture-related items(3)	—	(6)	0.1	50	0.6	50	46	0.03	6.0
Certain litigation charges, net	—	—	—	40	0.5	40	31	0.02	22.5
(Gain)/loss on minority investments(4)	—	—	—	—	—	64	64	0.05	—
Medical device regulations(5)	—	(21)	0.3	31	0.4	31	25	0.02	22.6
Certain tax adjustments, net(7)	—	—	—	—	—	—	198	0.15	—
Non-GAAP	$7,702	$2,586	66.4%	$1,909	24.8%	$1,902	$1,596	$1.20	15.8%
See description of non-GAAP financial measures contained in the press release dated August 20, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated and other costs primarily include salaries and wages for employees supporting the restructuring activities, consulting expenses, and asset write-offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and exit of business related charges.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(6)Reflects the recognition of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.
(7)The charge relates to an income tax reserve adjustment associated with the June 2023 Israeli Central-Lod District Court decision in Medtronic Ventor Technologies Ltd v. Kfar Saba Assessing Office and amortization of previously established deferred tax assets from intercompany intellectual property transactions.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended July 26, 2024
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$7,915	$2,655	33.5%	$676	8.5%	$1	—%	$(157)
Non-GAAP Adjustments:
Restructuring and associated costs(2)	—	(5)	(0.2)	—	—	—	—	—
Acquisition and divestiture-related items(3)	—	(7)	(0.3)	—	—	6	0.1	—
Medical device regulations(4)	—	—	—	(3)	—	—	—	—
Other(5)	90	—	—	—	—	—	—	—
(Gain)/loss on minority investments(6)	—	—	—	—	—	—	—	17
Non-GAAP	$8,004	$2,642	33.0%	$673	8.4%	$7	0.1%	$(140)
See description of non-GAAP financial measures contained in the press release dated August 20, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Associated and other costs primarily include salaries and wages for employees supporting the restructuring activities, consulting expenses, and asset write-offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and exit of business related charges.
(4)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(5)Reflects the recognition of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.
(6)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended
(in millions)	July 26, 2024	July 28, 2023
Net cash provided by operating activities	$986	$875
Additions to property, plant, and equipment	(520)	(354)
Free Cash Flow(2)	$466	$521
See description of non-GAAP financial measures contained in the press release dated August 20, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	July 26, 2024	April 26, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,311	$1,284
Investments	6,532	6,721
Accounts receivable, less allowances and credit losses of $170 and $173, respectively	6,011	6,128
Inventories	5,414	5,217
Other current assets	2,679	2,584
Total current assets	21,947	21,935
Property, plant, and equipment, net	6,282	6,131
Goodwill	41,084	40,986
Other intangible assets, net	12,819	13,225
Tax assets	3,554	3,657
Other assets	4,062	4,047
Total assets	$89,749	$89,981
LIABILITIES AND EQUITY
Current liabilities:
Current debt obligations	$1,553	$1,092
Accounts payable	2,291	2,410
Accrued compensation	1,776	2,375
Accrued income taxes	1,063	1,330
Other accrued expenses	3,604	3,582
Total current liabilities	10,287	10,789
Long-term debt	26,312	23,932
Accrued compensation and retirement benefits	1,107	1,101
Accrued income taxes	1,917	1,859
Deferred tax liabilities	496	515
Other liabilities	1,470	1,365
Total liabilities	41,589	39,561
Commitments and contingencies
Shareholders’ equity:
Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,282,494,588 and 1,311,337,531 shares issued and outstanding, respectively	—	—
Additional paid-in capital	20,810	23,129
Retained earnings	30,547	30,403
Accumulated other comprehensive loss	(3,410)	(3,318)
Total shareholders’ equity	47,947	50,214
Noncontrolling interests	213	206
Total equity	48,160	50,420
Total liabilities and equity	$89,749	$89,981

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
(in millions)	July 26, 2024	July 28, 2023
Operating Activities:
Net income	$1,049	$797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	662	672
Provision for credit losses	18	21
Deferred income taxes	88	—
Stock-based compensation	83	73
Other, net	(9)	135
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	110	164
Inventories	(217)	(410)
Accounts payable and accrued liabilities	(604)	(673)
Other operating assets and liabilities	(194)	96
Net cash provided by operating activities	986	875
Investing Activities:
Additions to property, plant, and equipment	(520)	(354)
Purchases of investments	(1,879)	(1,916)
Sales and maturities of investments	2,157	1,748
Other investing activities, net	(17)	(17)
Net cash used in investing activities	(259)	(539)
Financing Activities:
Change in current debt obligations, net	(624)	500
Issuance of long-term debt	3,209	—
Dividends to shareholders	(898)	(918)
Issuance of ordinary shares	89	77
Repurchase of ordinary shares	(2,492)	(152)
Other financing activities	(15)	(8)
Net cash used in financing activities	(731)	(501)
Effect of exchange rate changes on cash and cash equivalents	31	(39)
Net change in cash and cash equivalents	27	(204)
Cash and cash equivalents at beginning of period	1,284	1,543
Cash and cash equivalents at end of period	$1,311	$1,339

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$394	$117
Interest	119	84

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.